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                                                                     EXHIBIT 2.2

                              CERTIFICATE OF MERGER
                                       OF
                         OLYMPIC SUBSIDIARY CORPORATION
                                  WITH AND INTO
                            PREMENOS TECHNOLOGY CORP.



         The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), DOES HEREBY CERTIFY:

         1. Olympic Subsidiary Corporation ("Merger Sub"), a Delaware corporation, is merging with and into Premenos Technology Corp. ("Premenos"), a Delaware corporation (the "Merger").

         2. The Merger has been approved, adopted, certified, executed and acknowledged by Merger Sub and Premenos, in accordance with Section 251 of the DGCL.

         3. Premenos will be the surviving Delaware corporation following the Merger, using the name "Premenos Technology Corp."

         4. The Certificate of Incorporation of Premenos will continue after the Merger as the Certificate of Incorporation of the surviving corporation until thereafter duly amended in accordance with its terms and the DGCL.

         5. The executed Merger Agreement pursuant to which the Merger is being consummated is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1055 Lenox Park Boulevard, Atlanta, Georgia 30319.

         6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.




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         IN WITNESS WHEREOF, Premenos has caused its duly authorized officer to execute and deliver this Certificate of Merger as of the 19th day of December, 1997.


                                             PREMENOS TECHNOLOGY CORP.


                                             By: /s/ H. Ward Wolff
                                                -------------------------------
                                                H. Ward Wolff
                                                Chief Financial Officer